UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 30, 2019
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900	Houston	TX		77002
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code			(713)	335-5151

(Former Name or Former Address, if Changed Since Last Report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading symbol(s)	Name of each exchange on which registered
Common stock	$0.001 par value per share	PRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

PROS Holdings, Inc. (the “Company”) provided a settlement notice to the holders of its outstanding 2.00% Convertible Senior Notes due 2019 (the “Convertible Notes”) on August 30, 2019, pursuant to which the Company will settle any conversion of the Convertible Notes prior to the stated maturity at the election of any holder through a combination settlement pursuant to Section 14.02 of the indenture governing the Convertible Notes (the “Indenture”), in an amount (the “Settlement Amount”) consisting of (a) cash equal to $1,000 per $1,000 principal amount of the Convertible Notes at maturity, plus (b) an additional number of shares of the Company’s common stock, par value 0.001 per share (the “Common Stock”).  The Settlement Amount will be determined pursuant to the Indenture and will be based on the per share volume-weighted average price of the Common Stock over a 60 trading-day period ending on November 27, 2019. Convertible Notes with respect to which the conversion right is validly exercised in accordance with the terms of the Convertible Notes and the Indenture will be settled on December 3, 2019.

A copy of the settlement notice is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
99.1	Settlement Notice, dated August 30, 2019, from PROS Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: September 3, 2019
/s/ Damian Olthoff
Damian Olthoff General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Settlement Notice, dated August 30, 2019, from PROS Holdings, Inc.